UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2019

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

38505 Woodward Avenue, Suite 200, Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 631-5450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2019, the Compensation Committee of the Board of Directors of TriMas Corporation (the “Corporation”), as part of its ongoing review of the Corporation’s executive compensation program, approved changes to the Corporation’s previously adopted Executive Severance / Change of Control Policy (“Severance Policy”), subject, in the case of the Corporation’s current chief financial officer and current general counsel, to each such officer’s written consent. The covered executives consented to the changes effective March 4, 2019.

For consistency with market practice, the updated Severance Policy amends the multiple applied to certain compensation and benefits payable in the event of a Qualifying Termination (as defined in the Severance Policy) within two years following a change of control from two to two and one-half for the chief executive officer and from three to two and one-half for the current chief financial officer and current general counsel.

The description of the Severance Policy above is qualified by the form attached hereto and filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits. The following exhibit is furnished herewith:

Exhibit No.	Description

10.1	Executive Severance / Change of Control Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date:	March 7, 2019	By:	/s/ Joshua A. Sherbin
		Name:	Joshua A. Sherbin
		Title:	Sr. Vice President, General Counsel and Secretary